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Exhibit 77C

RESULTS OF MEETING OF SHAREHOLDERS
Columbia Marsico Flexible Capital Fund
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 15, 2011
(UNAUDITED)

A brief description of the proposal(s) voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the proposal(s) is(are) set forth below. A vote is based on total dollar interest in the Fund.

1. To elect directors to the Board.*

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                                               DOLLARS VOTED        DOLLARS VOTED                               BROKER
                                                   "FOR"              "WITHHOLD"          ABSTENTIONS          NON-VOTES
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

01. Kathleen Blatz                            478,584,012.317       10,852,267.082           0.000               0.000
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02. Edward J. Boudreau, Jr.                   478,879,121.590       10,558,157.809           0.000               0.000
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03. Pamela G. Carlton                         478,818,899.160       10,618,380.239           0.000               0.000
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04. William P. Carmichael                     478,346,181.970       11,091,097.429           0.000               0.000
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05. Patricia M. Flynn                         478,991,795.463       10,445,483.936           0.000               0.000
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06. William A. Hawkins                        478,715,838.684       10,721,440.715           0.000               0.000
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07. R. Glenn Hilliard                         478,399,576.168       11,037,703.231           0.000               0.000
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08. Stephen R. Lewis, Jr.                     478,377,446.069       11,059,833.330           0.000               0.000
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09. John F. Maher                             478,854,131.045       10,583,148.354           0.000               0.000
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10. John J. Nagorniak                         478,738,911.288       10,698,368.111           0.000               0.000
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11. Catherine James Paglia                    478,880,649.234       10,556,630.165           0.000               0.000
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12. Leroy C. Richie                           478,605,585.646       10,831,693.753           0.000               0.000
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13. Anthony M. Santomero                      478,771,000.808       10,666,278.591           0.000               0.000
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14. Minor M. Shaw                             478,719,607.986       10,717,671.413           0.000               0.000
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15. Alison Taunton-Rigby                      478,507,336.113       10,929,943.286           0.000               0.000
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16. William F. Truscott                       478,957,751.603       10,479,527.796           0.000               0.000
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

* All dollars of RiverSource Series Trust are voted together as a single class for election of directors.